UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2007

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 721-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2007, stockholders of Allied Capital Corporation (the Company) approved an amendment to the Company's Amended Stock Option Plan (the Plan) to increase the number of shares authorized for issuance under the Plan to 37,175,000.

In addition, on May 15, 2007, the Compensation Committee of the Board of Directors granted options to purchase 6,375,150 shares of the Company's common stock. This included options to purchase 186,000 shares granted to William L. Walton, Chairman and Chief Executive Officer, and options to purchase 139,500 shares granted to each of Joan M. Sweeney, Chief Operating Officer, Penni F. Roll, Chief Financial Officer, Michael J. Grisius, Managing Director, and John D. Shulman, Managing Director.

Pursuant to an exemptive order from the Securities and Exchange Commission dated September 8, 1999, the Company's non-officer directors are eligible to receive option grants under the Plan. Pursuant to this order, each non-officer director will receive options to purchase 5,000 shares each year on the date of the Annual Meeting of Stockholders. On May 15, 2007, options to purchase a total of 60,000 shares were granted to non-officer directors. These option grants are included in the option grants described above.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Exhibits
Exhibit No.Description
10.1 Amended Stock Option Plan. (Incorporated by reference to Appendix B of Allied Capital Corporation's definitive proxy statement for Allied Capital's 2007 Annual Meeting of Stockholders filed on April 3, 2007.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

May 21, 2007	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer